Exhibit 10.4

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement “) dated September 30, 2012, by and among KOKO LTD., a Nevada corporation whose principal office is located at 2727 East 53rd  Avenue, F-302, Spokane, Washington 99223 (“KOKO”);  Cardinal Energy Group, LLC, an Ohio Limited Liability Company (“CEGLLC”) whose principal office is located at 2665 Fairfax Drive, Upper Arlington, Ohio 43220;  Gregory Ruff, an individual, (“PRINCIPAL KOKO SHAREHOLDER”);  and, each person listed on the signature page who are owners of ownership interests of CEGLLC  (“SELLERS”).

R E C I T A L S

A.             CEGLLC is engaged in the business of exploring for oil and gas.

B.             SELLERS owns the number of ownership interests of CEGLLC set forth on signature page attached hereto.

C.             KOKO is a publicly traded company engaged in the business selling steak timers. On the Closing Date (as defined herein), KOKO will have authorized capital of 100,000,000 shares of common stock, $0.00001 par value per share.

D.             Prior to the Closing Date of the Agreement, KOKO will have 8,625,000 shares of common stock outstanding.

E.             KOKO desires to acquire one hundred percent (100%) of the issued and outstanding ownership units of CEGLLC, in consideration for which KOKO shall issue to SELLERS collectively 77,625,000 restricted shares of KOKO common stock.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF CEGLLC OWNERSHIP INTERESTS BY KOKO

1.1            Acquisition of CEGLLC. In the manner and subject to the terms and conditions set forth herein, KOKO shall acquire from SELLERS, one hundred percent (100%) of the issued and outstanding ownership interests of CEGLLC (the “CEGLLC shares of common stock”).

1.2            Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the “Exchange”) shall become effective on the Closing Date as defined herein.

1.3            Consideration.

     (a)           In connection with the acquisition of the CEGLLC ownership interests,  KOKO will issue to SELLERS 77,625,000 restricted shares of KOKO common stock.  (the “KOKO Shares”).

     (b)           If the outstanding shares of KOKO Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, will be appropriately adjusted.

     (c)           No fractional shares of KOKO Common Stock will be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

1.4	Effect of Stock Exchange. As of the Closing Date, all of the following shall occur:

     (a)           The Articles of Organization of CEGLLC and the Articles of Incorporation of KOKO, as in effect on the Effective Date, shall continue in effect without change or amendment.

     (b)           The operating agreement of CEGLLC and the bylaws of KOKO, as in effect on the Closing Date, shall continue in effect without change or amendment.

     (c)           Upon the Closing Date or as soon as practical thereafter, Rashmi Yajnik will be appointed president and a director of KOKO; Timothy Crawford will be appointed chief executive officer and a director; John C. May will be appointed senior vice president and a director; Roger Gray will be appointed director of field operations; Dan Troendly will be appointed chief financial officer and chief accounting officer; Terrence Dunne will be appointed as a director and chairman of the board of directors; and Gregory Ruff will remain as a director.  Craig Littler will resign as an officer of KOKO.   Messrs. Yajnik, Crawford, May, and Dunne will be appointed to the KOKO Board of Directors in accordance with the notice provisions of Rule 14f-1 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) if required by law.

1.5            Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) KOKO shall deliver a schedule relating to KOKO which, along with the reports of KOKO filed with the Securities and Exchange Commission, shall be referred to as the “KOKO Disclosure Schedule” , and (b) SELLERS and

CEGLLC shall deliver a schedule relating to SELLERS and CEGLLC (the “CEGLLC Disclosure Schedule” and collectively with the KOKO Disclosure Schedule, the “Disclosure Schedules”) setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement. KOKO’S Disclosure Schedule shall include, but is not limited to, all publicly filed documents of KOKO.

1.6            Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the CEGLLC ownership interests and KOKO Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

KOKO, SELLERS and CEGLLC covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1            Access by SELLERS and CEGLLC. KOKO shall afford to SELLERS, CEGLLC, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of KOKO, and shall furnish SELLERS and CEGLLC, during such period, with all information concerning KOKO that SELLERS or CEGLLC may reasonably request and (b) all property of KOKO in order to conduct inspections at SELLERS’ and CEGLLC’s expense to determine that KOKO is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that KOKO’s assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by SELLERS or CEGLLC shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. SELLERS and CEGLLC shall grant identical access to KOKO and its agents.

2.2            Conduct of Business. During the period from the date hereof to the Closing Date, the business of KOKO and CEGLLC shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

     (a)           KOKO and CEGLLC, respectively, shall each use their reasonable efforts to (i) keep available the services of the present agents of KOKO and CEGLLC; (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information of KOKO and CEGLLC; and (iv) comply in all material respects with all applicable laws; and (b) except as contemplated by this Agreement, KOKO and CEGLLC shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock, in the case of KOKO, or in the case of CEGLLC, any ownership interests, or purchase, redeem, retire or otherwise acquire for value any securities whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3            Exclusivity to SELLERS and CEGLLC. KOKO and its officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than SELLERS and CEGLLC or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of KOKO, nor the shares of capital stock of KOKO from any person other than SELLERS and CEGLLC, nor, except in connection with the normal operation of KOKO’s respective business, or as required by law, or as authorized in writing by SELLERS, disclose any confidential information concerning KOKO to any person other than SELLERS, CEGLLC and SELLERS and CEGLLC’s representatives or agents. SELLERS and CEGLLC shall from the date hereof, and until the Closing Date, owe the identical obligations of confidentiality and exclusivity to KOKO concerning the Exchange as stated in this Section.

2.4            Board and Shareholder Approval. The Board of Directors of KOKO has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange.  Shareholders of KOKO will not vote or approve of the transaction contemplated by this agreement.  This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by KOKO, the valid and binding obligation of KOKO, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF KOKO

Except as set forth in the KOKO Disclosure Schedule (which incorporates all the reports of KOKO filed with the United States Securities and Exchange Commission) KOKO represents and warrants to SELLERS and CEGLLC as follows:

3.1            Organization and Standing. KOKO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. KOKO has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of KOKO. The copies of the Articles of Incorporation and Bylaws of KOKO, as amended to date, which have been delivered to SELLERS and CEGLLC, are true and complete copies of these documents as now in effect.

3.2	Capitalization.

     (a)           There are currently 8,625,000 shares of KOKO common stock issued and outstanding. All of such shares of common stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the KOKO Disclosure Schedule, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which KOKO is a party or by which it is bound, pursuant to which KOKO is or may be required to issue or deliver securities of any class. Other than as set forth in the KOKO Disclosure Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of KOKO.

     (b)           To KOKO’S knowledge, all outstanding shares of KOKO capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

     (c)           KOKO has good and marketable title to all of the KOKO Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.3            Subsidiaries. KOKO owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

3.4            Authority. KOKO’s Board of Directors has determined that the Exchange is fair to and in the best interests of KOKO’s stockholders. The execution, delivery and performance by KOKO of this Agreement (including the contemplated issuance of up to 77,625,000 KOKO Shares in accordance with this Agreement) has been duly authorized by all necessary action on the part of KOKO. KOKO has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by KOKO in accordance herewith, the valid and binding obligations of KOKO, enforceable in accordance with their respective terms.

3.5            Assets. Except as set forth in the KOKO Disclosure Schedule, KOKO has no material assets.  KOKO has good and marketable title to all of the assets and properties listed on Schedule 3.5 and as reflected on the balance sheet included in the KOKO Financial Statements (as hereinafter defined).

3.6            Contracts and Other Commitments. Except as set forth in the KOKO Disclosure Schedule, KOKO is not a party to any contracts or agreements.

3.7            Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting KOKO before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of KOKO. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against KOKO or asserted against KOKO that has not been paid.

3.8            Taxes. For purposes of this Agreement, (A) “Tax” (and, with correlative meaning, “Taxes”) shall mean any federal, state, local or foreign income, alternative or add on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) “Returns” shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

            (a)           KOKO has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of KOKO. All such Returns were, when filed, and to the knowledge of KOKO are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. KOKO has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

            (b)           KOKO is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of KOKO, no claim for assessment or collection of any Tax related to KOKO has been asserted against KOKO that has not been paid. There are no Tax liens upon the assets of KOKO. There is no valid basis, to KOKO’s knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to KOKO by any governmental authority.

3.9            Compliance with Laws and Regulations. KOKO has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of KOKO is conducted or to which KOKO is subject, including all requisite filings with the SEC. KOKO has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10          Hazardous Materials. To the knowledge of KOKO, KOKO has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of “Hazardous Materials.” As used herein, the term “Hazardous Materials” means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11          No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of KOKO, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which KOKO is a party or by which KOKO or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of KOKO under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12          Employees. KOKO has no employees that are represented by any labor union or collective bargaining unit. Nor does KOKO have any employment agreements or compensation plans which are in effect with anyone.

3.13          Financial Statements. Year end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of KOKO for the periods indicated, prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied. There are no assets of KOKO the value of which is materially overstated in said Financial Statements.

3.14          Absence of Certain Changes or Events. Except as set forth in the KOKO Disclosure Schedule, since June 30, 2012 (the “Balance Sheet Dates”), there has not been:

     (a)           any material adverse change in the financial condition, properties, assets, liabilities or business of KOKO;

     (b)           any material damage, destruction or loss of any material properties of KOKO, whether or not covered by insurance;

     (c)           any material adverse change in the manner in which the business of KOKO and has been conducted;

     (d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of KOKO; and

     (e)           any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which KOKO has reason to believe, might be expected to result in, a material adverse change in the business or prospects of KOKO.

3.15          Government Licenses, Permits, Authorizations. KOKO has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted (“Licenses and Permits”). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of KOKO, threatened.

3.16          Employee Benefit Plans.

     (a)           KOKO has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

     (b)           KOKO has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any similar pension benefit plan under the laws of any foreign jurisdiction.

     (c)           Except as set forth in the KOKO Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of KOKO, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17          Business Locations. Other than as set forth in the KOKO Disclosure Schedule, KOKO does not own or lease any real or personal property in any state or country.

3.18          Intellectual Property. KOKO owns no intellectual property of any kind. KOKO is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19          Governmental Approvals. Except as set forth in the KOKO Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by KOKO with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with KOKO’s execution, delivery and performance of this Agreement. Except as set forth in the KOKO Disclosure Schedule, no consents of any other parties are required to be received by or on the part of KOKO to enable KOKO to enter into and carry out this Agreement.

3.20          Transactions with Affiliates. Except as set forth in the KOKO Disclosure Schedule, KOKO is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from KOKO; nor are there any transactions of a continuing nature between KOKO and any of its officers, directors, or affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of KOKO for personal benefit with or without adequate compensation. For purposes of this Agreement, the term “Affiliate” shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) “control” shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) “person” shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21          No Distributions. KOKO has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22          Liabilities. KOKO has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (“Liabilities”), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the KOKO Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of KOKO, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and KOKO Disclosure Schedule.

3.23          Accounts Receivable. Except as set forth in the KOKO Disclosure Schedule, KOKO has no accounts receivable.

3.24          Insurance. KOKO has no insurance policies in effect.

3.25          Principal KOKO Shareholder Representations and Warranties. The PRINCIPAL KOKO SHAREHOLDER represents and warrants that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which he is a party and to perform his obligations under this Agreement and the other Closing Documents to which he is a party, and he, with his wife, Linda Ruff, has good and marketable title to all of the KOKO Shares listed in Exhibit A hereto, free and clear of all liens, claims and encumbrances of any third persons.

3.26          No Omissions or Untrue Statements. To the best of each party’s knowledge no representation or warranty made by KOKO or the PRINCIPAL KOKO SHARHOLDER (with respect to Section 3.25 only) to SELLERS and CEGLLC in this Agreement, the KOKO Disclosure Schedule or in any certificate of an KOKO officer required to be delivered to SELLERS pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

SELLERS, jointly and severally and CEGLLC represent and warrant to KOKO as follows as of the date hereof and as of the Closing Date:

4.1            Organization and Standing of CEGLLC. CEGLLC is an Ohio Limited Liability Corporation duly organized, validly existing and in good standing under the laws of  the State of Ohio, and has the power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign limited liability corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of CEGLLC. The copies of the Articles of Organization and Operating Agreement of CEGLLC, as amended to date, and made available to KOKO, are true and complete copies of those documents as now in effect.

4.2            Authority. The Managers of CEGLLC have approved this Agreement.

4.3            No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Organization or Operating Agreement of CEGLLC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which CEGLLC is a party or by which CEGLLC or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of CEGLLC, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4            Properties. Except as set forth in the CEGLLC Disclosure Schedule, SELLERS have good and marketable title to all of the ownership interests of CEGLLC, free and clear of all liens, claims and encumbrances of third persons whatsoever, and CEGLLC has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the CEGLLC Financial Statements (as hereinafter defined), or thereafter acquired.

4.5            Capitalization of CEGLLC.   The ownership of GEGLLC consists of 1,000,000 (one million) ownership interests owned by 32 individuals and/or entities registered in the names of the SELLERS.  There are no other ownership interests of CEGLLC issued and outstanding.  All ownership interests are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the securities of CEGLLC or obligating CEGLLC to issue or sell any securities of CEGLLC to anyone.    To CEGLLC’S knowledge, all outstanding ownership interests of CEGLLC have been issued and granted in compliance with all applicable legal requirements.

4.6            Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLERS or CEGLLC with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS’ OR CEGLLC’s execution, delivery and performance of this Agreement. Except as set forth in the CEGLLC Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLERS or CEGLLC to enable SELLERS and CEGLLC to enter into and carry out this Agreement.

4.7            Adverse Developments. Since CEGLLC’s inception, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of CEGLLC, and no event has occurred other than in the ordinary and usual course of business or as set forth in the CEGLLC Financial Statements which could be reasonably expected to have a materially adverse effect upon CEGLLC.

4.8            Taxes. CEGLLC has duly filed all returns required to be filed. All such returns were, when filed, and to SELLER’S knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. CEGLLC has paid in full all taxes through the Closing Date. CEGLLC is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of CEGLLC, no claim for assessment or collection of any tax has been asserted against CEGLLC that have not been paid. There are no tax liens upon the assets of CEGLLC. There is no valid basis, to CEGLLC’s knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to CEGLLC by any governmental authority.

4.9            Litigation. Except as set forth on the CEGLLC Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLERS or CEGLLC before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLERS or CEGLLC.

4.10          Compliance with Laws and Regulations. CEGLLC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11          Governmental Licenses, Permits and Authorizations. CEGLLC has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12          Liabilities. CEGLLC has no material direct or indirect liabilities, as that term is defined in Section 3.22 (“CEGLLC Liabilities”), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) CEGLLC Liabilities fully and adequately reflected or reserved against on the CEGLLC Balance Sheet, (ii) CEGLLC Liabilities incurred in the ordinary course of the business of CEGLLC, and (iii) CEGLLC Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13          SELLERS’s Representations Regarding KOKO Shares.

     (a)           SELLERS acknowledges that KOKO has limited assets and business and that the KOKO Shares are speculative and involve a high degree of risk, including among many other risks that the KOKO Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended (“Act”), or pursuant to an exemption from the Act’s registration requirements.

     (b)           SELLERS acknowledges and agrees that it has been furnished with copies of the periodic reports of KOKO filed with the United States Securities and Exchange Commission including those on Forms 10-K, 10-Q, and 8-K since KOKO’s inception. SELLERS have had an opportunity to ask questions of and receive answers from KOKO regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the KOKO Shares.

     (c)           SELLERS are each an accredited investor as that term is defined in Regulation 501 of the Securities Act of 1933, as amended and are each acquiring the KOKO Shares for his own account, and not for the account of any other person other than for the benefit of SELLERS, and SELLERS have no current intent to make any resale, pledge, hypothecation, distribution or public offering of the KOKO Shares except as permitted by applicable law.

     (d)           SELLERS, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by KOKO, to evaluate the merits and risks of acquiring the KOKO Shares and to make an informed investment decision with respect thereto.

     (e)           SELLERS were not solicited by KOKO or anyone on KOKO’s behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising, as those terms are defined in the rules, regulations and rulings of the Securities and Exchange Commission.

4.14          Contracts and Other Commitments. Schedule 4.14 of the CEGLLC Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which CEGLLC is a party. CEGLLC has made or will make available to KOKO a copy of each such contract. All such contracts are valid and binding upon CEGLLC and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To CEGLLC’S knowledge, no stockholder of CEGLLC has received any payment from any contracting party in connection with or as an inducement for causing CEGLLC to enter into any such contract.

4.15          Absence of Certain Changes or Events. Except as set forth in the CEGLLC Disclosure Schedule, since June 30, 2012 (the “Balance Sheet Date”), there has not been:

     (a)           any material adverse change in the financial condition, properties, assets, liabilities or business of CEGLLC;

     (b)           any material damage, destruction or loss of any material properties of CEGLLC, whether or not covered by insurance;

     (c)           any material adverse change in the manner in which the business of CEGLLC and has been conducted;

     (d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of CEGLLC; and,

     (e)           any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which CEGLLC has reason to believe, might be expected to result in a material adverse change in the business or prospects of CEGLLC.

4.16          Financial Statements. The CEGLLC Disclosure Schedule contains audited financial statements (consolidated if necessary) for the years ending December 31, 2011 and 2010.  The CEGLLC Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of CEGLLC for the periods indicated, prepared in accordance with GAAP, consistently applied.  Further, the financial statements have been prepared in compliance with Article 8 for Reg. S-X of the Securities Exchange Act of 1934, as amended, and Item 2.01(f) and Item 9.01 of Form 8-K of the Securities Exchange Act of 1934, as amended.  There are no assets of CEGLLC the value of which is materially overstated in said balance sheets.

4.17          CEGLLC Intellectual Property. Schedule 4.17 of the CEGLLC Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of CEGLLC, together with a complete list of all licenses granted by or to CEGLLC with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by CEGLLC, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. CEGLLC is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. CEGLLC has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18          Subsidiaries. Except as set forth in Schedule 4.18 of the CEGLLC Disclosure Schedule, CEGLLC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture, limited liability company, or other entity.

4.19          Hazardous Materials.  To the knowledge of CEGLLC, CEGLLC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of “Hazardous Materials.” As used herein, the term “Hazardous Materials” means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

4.20          Employees. CEGLLC has no employees that are represented by any labor union or collective bargaining unit.

4.21          Employee Benefit Plans. The CEGLLC Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22          Business Locations. Set forth in the CEGLLC Disclosure Schedule filed herewith are the interests CEGLLC has in each property in which it owns any mineral interest, revenue interest or working interest.

4.23          Insurance.  CEGLLC has the insurance policies set forth in Schedule 4.23 of the CEGLLC Disclosure Schedule.

4.24          No Omission or Untrue Statement. To the best of each party’s knowledge, no representation or warranty made by CEGLLC or SELLERS to KOKO in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V

CLOSING

5.1            Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the “Closing Date”); provided, however, that in no event shall the Closing occur later than September 30, 2012, unless otherwise agreed to by the parties. The Closing shall take place as the parties may agree. At the Closing, KOKO and SELLERS shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2            KOKO’s Closing Deliveries. At the Closing, in addition to documents referred elsewhere, KOKO shall cause to be delivered to SELLERS:

     (a)           a certificate, dated as of the Closing Date, executed by the President of KOKO, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that KOKO has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by KOKO on or prior to the Closing Date;

     (b)           certificates representing the KOKO Shares issuable upon consummation of the Exchange;

     (c)           a certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

     (d)           The KOKO Disclosure Schedule;

     (e)           such other documents as SELLERS or CEGLLC or their counsel may reasonably require.

5.3            CEGLLC’s Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLERS and CEGLLC shall deliver to KOKO:

     (a)           a certificate of SELLERS and CEGLLC dated as of the Closing Date that the representations and warranties of SELLERS and CEGLLC contained in this Agreement are true and correct in all material respects and that SELLERS and CEGLLC have complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by SELLERS and CEGLLC on or prior to the Closing Date;

     (b)           certificates representing CEGLLC ownership interests owned by SELLERS, duly endorsed for transfer or accompanied by a properly executed stock power;

     (c)           the CEGLLC Disclosure Schedule;

     (d)           such other documents as KOKO or its counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF KOKO

The obligation of KOKO to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1            Compliance by SELLERS and CEGLLC. SELLERS and CEGLLC shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLERS and CEGLLC prior to or on the Closing Date;

6.2            Accuracy of SELLERS’ and CEGLLC’s Representations. SELLERS’ and CEGLLC’s representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3            Documents. All documents and instruments required hereunder to be delivered by SELLERS and CEGLLC to KOKO at the Closing shall be delivered in form and substance reasonably satisfactory to KOKO and its counsel.

6.4            Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to CEGLLC’s or SELLERS’ knowledge, be threatened.

6.5            Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to June 30, 2012 in the financial position, results of operations, assets, or liabilities of CEGLLC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of CEGLLC.

6.6            Approval by CEGLLC Managers. The Managers of CEGLLC shall have approved this Agreement and the transactions contemplated hereby.

6.7            Satisfaction with Due Diligence. KOKO and shall have been satisfied with its due diligence review of CEGLLC, its subsidiaries and their operations.

6.8            Regulatory Compliance. CEGLLC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO SELLERS’ OBLIGATIONS

SELLERS obligation to consummate the Closing is subject to the following conditions:

7.1            Compliance by KOKO.  KOKO shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2            Accuracy of Representations of KOKO and PRINCIPAL KOKO SHAREHOLDER.  The representations and warranties of KOKO and PRINICIPAL KOKO SHAREHOLDER contained in this Agreement (including the exhibits hereto and the KOKO Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3            Continuation as Publicly Traded Company. KOKO shares shall continue to trade on the Bulletin Board.

7.4            Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to SELLERS’ knowledge, be threatened.

7.5            Documents. All documents and instruments required hereunder to be delivered by KOKO at the Closing shall be delivered in form and substance reasonably satisfactory to SELLERS and their counsel.

7.6            Balance Sheet. Except as set forth in Section 7.6 of the KOKO Disclosure Schedule, KOKO shall have no liabilities except as incurred in the ordinary course of business, as reflected on KOKO’s most recent balance sheet, or as otherwise approved by SELLERS.

7.7            Approval by the Managers and Owners of CEGLLC.   The Managers and owners of CEGLLC shall have approved this Agreement and the transactions contemplated hereby.

7.8            Satisfaction with Due Diligence. SELLERS shall have been satisfied with their due diligence review of KOKO and satisfied themselves that KOKO continues to trade its shares on the Bulletin Board.

7.9            Regulatory Compliance. CEGLLC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10          Outstanding Shares. KOKO remains a publicly traded corporation and KOKO shall have

8,625,000 shares of KOKO common stock and outstanding immediately prior to the Closing.

7.11          Existing CEGLLC Contracts.  All existing CEGLLC contracts, provided the same are included in the CEGLLC Disclosure Schedules, will remain in full force and affect and will be the obligation of KOKO.

7.12          Name Change.  As soon as practical after Closing, KOKO will change its name and Bulletin Board symbol to be more reflective of the business of CEGLLC.

7.13          Form 8-K.  Within four (4) business days of Closing, KOKO will file a Form 8-K with the SEC complying with the provisions of Items 2.01(f), 5.06, and 9.01 of Form 8-K.

7.14          Steak Timers.   Prior to closing and as a condition thereto, KOKO will divest itself of all ownership interest in and to the steak timers which currently holds in inventory.  SELLERS, KOKO and CEGLLC waive any right to the proceeds from the disposition of the steak timers.

ARTICLE VIII

TERMINATION

8.1            Termination Prior to Closing.

     (a)           If the Closing has not occurred by September 30, 2012, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLERS and KOKO.

     (b)           Prior to September 30, 2012,  any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then KOKO (in the case of a condition in Article VI) or SELLERS (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either KOKO or SELLERS may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2            Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX

ADDITIONAL COVENANTS

9.1            Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties’ obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2            Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party’s representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3            Name Change. As soon as practicable after the Closing, KOKO shall change its name to CARDINAL ENERGY GROUP INC. or other similar name approved by KOKO.

9.4            SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission (“Commission”): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Exchange Act, if required by law, shall be filed with the Commission; (b) a report on Form 8-K will be filed with the Commission disclosing the consummation of the exchange if required by law; and, (c) any and all other filings necessary to comply with the Exchange Act.

9.5            Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, CEGLLC shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of KOKO:

     (a)           Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

     (b)           Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

     (c)           Make any material capital expenditures;

     (d)           Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

     (e)           Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

     (f)           Make any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

     (g)           Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

     (h)           Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

ARTICLE X

SECURITIES

10.1          KOKO Shares Not Registered. SELLERS have been advised that the KOKO Shares have not been and when issued, will not be registered under the Securities Act of 1933, as amended, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the KOKO shares to SELLERS pursuant hereto, KOKO is relying upon the exemption provisions of Regulation 506 of the Securities Act of 1933, as amended for offers and sales occurring inside the United States of America and Regulation S of the Securities Act of 1933, as amended, for offers and sales of securities occurring outside the United States.   Resales of the KOKO Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the KOKO Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the “Acts”), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.
or
These securities are subject to Regulation S of the Securities Act of 1933, as amended and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.

10.2          Indemnification by KOKO. KOKO shall indemnify SELLERS and CEGLLC in respect of, and hold SELLERS and CEGLLC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by SELLERS or CEGLLC:

     (a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of KOKO contained in this Agreement; and,

     (b)           resulting from any liability of KOKO incurred or resulting from activities that took place prior to the Closing not disclosed on the KOKO Financial Statements.

10.3          Indemnification by SELLERS and CEGLLC. SELLERS and CEGLLC shall jointly and severally indemnify KOKO in respect of, and hold KOKO harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by KOKO:

     (a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLERS and CEGLLC contained in this Agreement; and,

     (b)           resulting from any liability of SELLERS and CEGLLC incurred or resulting from activities that took place prior to the Closing not disclosed on the CEGLLC Financial Statements.

ARTICLE XI

MISCELLANEOUS

11.1          Expenses.  CEGLLC will advance sufficient funds to KOKO to pay KOKO’s and CEGLLC’s expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.   KOKO will only be obligated to repay funds so advanced if KOKO fails to close the transaction evidenced by this Agreement.

11.2          Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of KOKO or SELLERS pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by SELLERS, CEGLLC, and KOKO as the case may be, hereunder. All representations, warranties, and covenants made by KOKO or SELLERS or CEGLLC in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

11.3          Publicity. SELLERS, CEGLLC and KOKO shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of KOKO prior approval by SELLERS and CEGLLC would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

11.4          Non-Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient’s consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) (“Confidential Information”). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i)  at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

11.5          Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

11.6          Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

If, to SELLERS or CEGLLC:	Timothy W. Crawford
Cardinal Energy Group, LLC.
2665 Fairfax Drive
Upper Arlington, Ohio 43220
Tel: (614) 459-4959
Fax: (614) 459-4959
Email: tim.crawford@cardinalenergygroup.com

Counsel for KOKO:	Conrad C. Lysiak
The Law Office of Conrad C. Lysiak, P.S.
West 601 First Avenue
Suite 903
Spokane, WA 99201
Tel: (509) 624-1475
Fax: (509) 747-1770
Email: cclysiak@lysiaklaw.com

If, to KOKO:	Gregory Ruff, President
KOKO LTD.
2727 East 53rd Avenue
F-302
Spokane, Washington 99223
Tel: (509) 991-5761
Email : gregorypaulruff@aol.com

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service or the PRC Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

11.7          Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of the any state or federal court sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he/she/it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

11.8          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

11.9          No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

11.10        Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

11.11        Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

11.12        Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

11.13        Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys’ fees and costs in addition to any other relief that it is entitled.

11.14        Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

11.15        Reverse Stock Split. After completing the transactions contemplated herein, SELLERS will take the steps necessary to reverse split the outstanding shares of KOKO on the basis of 1 share of common stock for each 2.5 shares of common stock outstanding.

11.16        Counterparts.  This Exchange Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Execution and delivery of this Exchange Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party hereto shall be equally as effective as delivery of a manually executed counterpart by such party provided that this Exchange Agreement shall not be effective as to any Party until a majority of Cardinal Energy Group, LLC members have executed a counterpart to this Exchange Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

KOKO:	KOKO LTD., a Nevada Corporation

	By.	GREGORY RUFF
Gregory Ruff, President

CEGLLC	Cardinal Energy Group, LLC, An Ohio Limited Liability Company

	By.	TIMOTHY W. CRAWFORD
Timothy W. Crawford, Managing Member

PRINCIPAL KOKO SHAREHOLDER:	GREGORY RUFF
Gregory Ruff

Member:

Continental Capital Partners, Inc.

By:	TIMOTHY W. CRAWFORD
Name:	Timothy W. Crawford
Title:	CEO

Member:

California Hydrocarbons Corporation

By:	RASHMI YAJNIK
Name:	Rashmi Yajnik
Title:	CEO / President

Member:

Carol & Mildred Hill

By:	CAROL HILL

By:	MILDRED HILL

Member:

Adam R. Foust

By:	ADAM R. FOUST

Member:

Brandon Foust

By:	BRANDON FOUST

Member:

Holly R. Snead

By:	HOLLY R. SNEAD

Member:

Aaron Crawford

By:	AARON CRAWFORD

Member:

Donald D. Conaway

By:	DONALD D. CONAWAY

Member:

Timothy R. Gatens

By:	TIMOTHY R. GATENS

Member:

Charles J. Slater

By:	CHARLES J. SLATER

Member:

Ronald and Janet Holsinger

By:	RONALD HOLSINGER

By:	JANET HOLSINGER

Member:

Edward Panos

By:	EDWARD PANOS

Member:

Todd E. Crawford

By:	TODD E. CRAWFORD

Member:

Ron Cameron

By:	RON CAMERON

Member:

Scott Rouda

By:	SCOTT ROUDA

Member:

Telepath, LLC

By:	MAX WELDON

Max Weldon

Title:	member / manager

Member:

Jeffrey A. Corder

By:	JEFFREY A. CORDER

Member:

Manoj Yajnik

By:	MANOJ YAJNIK

Member:

Virginia R. Murdock

By:	VIRGINIA R. MURDOCK

Member:

Asha M. Joshi

By:	ASHA M. JOSHI

Member:

Akul Yajnik

By:	AKUL YAJNIK

Member:

Ishawn Yajnik

By:	ISHAWN YAJNIK

Member:

P. John Alfano

By:	P. JOHN ALFANO

Member:

Christine Miller

By:	CHRISTINE MILLER

Member:

John C. May

By:	JOHN C. MAY

Member:

Brenda K. Nell, IRA

By:	BRENDA K. NELL

Brenda K. Nell

Member:

Susan Goldstein Trust

By:	J. RICHARD BLAZER

By:	J. RICHARD BLAZER, Trustee
Printed Name

Member:

Eldri Sue Wagner Trust

By:	ERIC M. WAGNER

By:	ERIC M. WAGNER, Trustee
Printed Name

Member:

Bedug, LLC

By:	ROBERT J. BEHAL

Name:	Robert J. Behal

Title:	Man. Mem.

Member:

Terrance Dunne

By:	TERRENCE J. DUNNE

Member:

Daniel Troendly

By:	DANIEL TROENDLY

Member:

Mary Elizabeth Tappan Trust

By:	MARY E. TAPPAN

Mary Tappan, Trustee

Member:

Diana Cuillo

By:	DIANA CUILLO